Exhibit 10 (a)

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 30, 2018 (this “Amendment”), is by and between NEOGEN CORPORATION, a Michigan corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Lender”).

RECITALS

A.      The Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of November 30, 2016 (the “Credit Agreement”).

B.    The Borrower and the Lender desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE 1.  AMENDMENTS TO CREDIT AGREEMENT

Subject to Article 2 of this Amendment, the Credit Agreement hereby is amended as follows:

1.1    The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended and restated as follows:

“Maturity Date” means September 30, 2021 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.2    The word “or” is added immediately following the semi-colon at the end of clause (b) of Section 2.12 of the Credit Agreement and clause (c) is added to Section 2.12 immediately following clause (b) as follows:

(c) the Lender determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) above have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans;

1.3    Subpart (a) of Section 3.04 of the Credit Agreement is amended and restated as follows:

(a) The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended on or about May 31, 2018, reported on by BDO USA, LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

1.4    Subpart (b) of Section 6.13 of the Credit Agreement is amended and restated as follows in order to correct a typographical error:

(b) Funded Indebtedness to EBITDA Ratio. The Borrower will not permit the Funded Indebtedness to EBITDA Ratio, on the last day of any fiscal quarter, to be greater than 2.50 to 1.00.

ARTICLE 2.  CONDITIONS PRECEDENT

As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Lender shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Lender:

2.1    This Amendment duly executed on behalf of the Borrower and the Lender.

2.2    Such other documents, and completion of such other matters, as the Lender may reasonably deem necessary or appropriate to carry out the intent of, and/or implement, this Amendment.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants that:

3.1    The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any applicable law, rule or regulation, or any applicable judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower’s charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

3.2    This Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3    No consent, approval or authorization of or declaration, registration or filing with any governmental or nongovernmental person or entity, including without limitation any creditor, stockholder or lessor of the Borrower, remains required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

3.4    After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof. No Default or Event of Default has occurred and is continuing.

[First Amendment to Amended and Restated Credit Agreement – Neogen Corporation]

ARTICLE 4.  MISCELLANEOUS

4.1    If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

4.2    All references to the Credit Agreement in any other Loan Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

4.3    Except as amended hereby, the Credit Agreement and the other Loan Documents shall in all respects continue in full force and effect.

4.4    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5    This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

4.6    The Borrower agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.7    This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

4.8    Each party hereto, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Amendment, or any agreement referenced herein or other related instrument or agreement, or any of the transactions contemplated by this Amendment, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by both of them.

4.9    The Borrower agrees to execute any and all documents reasonably deemed necessary or appropriate by the Lender to carry out the intent of, and/or to implement, this Amendment.

4.10    This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof. This Amendment is binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any of the provisions of this Amendment are in conflict with any applicable statute or rule or law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

[First Amendment to Amended and Restated Credit Agreement – Neogen Corporation]

4.11    No course of dealing on the part of the Lender, nor any delay or failure on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Lender’s rights and remedies hereunder or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Lender; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lender under this Amendment or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Amendment or under any Related Document or any other agreement or instrument of the Borrower with or in favor of the Lender or by applicable law to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

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[First Amendment to Amended and Restated Credit Agreement – Neogen Corporation]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

NEOGEN CORPORATION

By:	/s/ Steven J. Quinlan
Steven J. Quinlan
Its: Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Deborah M. Herdegen
Deborah M. Herdegen
	Its:	Vice President

DETROIT 7-4358 1476268v2

[First Amendment to Amended and Restated Credit Agreement – Neogen Corporation]